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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K
        Current Report Pursuant to Section 13 or 15(d) of
                   The Securities Act of 1934

        Date of Report (Date of earliest event reported):
                         April 13, 1998

                HOME PROPERTIES OF NEW YORK, INC.
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     (Exact name of registrant as specified in its charter)


              Delaware      1-13136              16-1455126
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          (State or other  (Commission          (IRS Employer
          jurisdiction of   File Number)    Identification No.)
                          incorporation

         850 Clinton Square, Rochester, New York  14604
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      (Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code: (716)246-4150

                         Not Applicable
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 (Former name or former address, if changed since last report.)


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ITEM  5.  OTHER EVENTS

     As of April 13, 1998, Home Properties of New York, Inc. ("Home Properties" or "Registrant") entered into an agreement with the State Treasurer of the State of Michigan, as custodian for various public employee retirement funds (the "Michigan Retirement System") whereby the Michigan Retirement System has agreed to purchase 1,320,755 shares at a price of $26.50 per share, resulting in aggregate proceeds to the Company of $35,000,000, less any applicable expenses. The Company has agreed to sell the Common Stock offered hereby to the Michigan Retirement System pursuant to the terms of an agreement dated as of April 13, 1998. The agreement provides for settlement of the purchase of the Common Stock on April 22, 1998

     On April 15, 1998, Home Properties filed with the Securities and Exchange Commission a Prospectus Supplement, dated April 15, 1998, with respect to the transaction described above, supplementing the Home Properties Prospectus, dated February 24, 1997, which forms a portion of Home Properties Registration Statement on Form S-3 (No. 333-02674) covering the Common Stock. This Report on Form 8-K contains the agreement with the Michigan Retirement System which is filed as an exhibit to such Registration Statement.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS
     a.   Financial Statements of Businesses Acquired.
          None
     bb.  Pro Forma Financial Information.
          None.
     c.   Exhibits

     99   Additional Exhibits

     .1   Agreement, dated as of April 13, 1998, between Home
Properties of New York, Inc. and the Treasurer of the State of Michigan.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  April 15, 1998
                         Home Properties of New York, Inc.

                         By:  /s/ Ann M. McCormick
                              -------------------------
                              Ann M. McCormick
                                   Vice President